UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 1, 2014

DEALERTRACK TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-734-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2014 (the “Signing Date”), Dealertrack Technologies, Inc., a Delaware corporation (“Dealertrack”) and Dealertrack Canada, Inc., a corporation organized under the laws of Ontario and a subsidiary of Dealertrack (the “Canadian Borrower” and, together with Dealertrack, the “Borrowers”), entered into a credit agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), the several lenders from time to time party thereto and the other agents from time to time party thereto. The New Credit Agreement provides the Borrowers with credit facilities aggregating $800 million, including a $575 million term loan B facility (the “Term Facility”) and a $225 million revolving credit facility (the “Revolving Facility”). The proceeds of the Term Facility were used to pay the cash consideration for the Merger (as defined below) to the Sellers (as defined below), to effectuate the payment in full of any amounts due under that certain Credit Agreement dated as of April 20, 2011, by and among Dealertrack, the Canadian Borrower, the several lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and the other agents from time to time party thereto (as amended, supplemented or otherwise modified from time to time, the “2011 Credit Agreement”), to pay the fees and expenses related to the Merger and the refinancing of the 2011 Credit Agreement and for general corporate purposes of Dealertrack and its subsidiaries. The proceeds of the Revolving Facility may be used for general corporate purposes of Dealertrack and its subsidiaries (including certain acquisitions, capital expenditures and investments). Up to $25 million of the Revolving Facility may be used to obtain letters of credit, up to $25 million of the Revolving Facility may be used to obtain swing line loans, and up to $35 million of the Revolving Facility may be used to obtain revolving loans and letters of credit in Canadian Dollars. The 2011 Credit Agreement was terminated on the Signing Date.

The New Credit Agreement provides that, subject to certain conditions, Dealertrack may request, at any time and from time to time, the establishment of one or more additional term loan facilities and/or the Borrowers may request increases to the Revolving Facility in an aggregate principal amount not to exceed the sum of (i) $200 million plus (ii) an additional amount if, after giving effect to such additional amount on a pro forma basis, Dealertrack’s consolidated first lien leverage ratio (the calculation of which is subject to certain adjustments for purposes of this test) does not exceed 4.00 to 1.00.

Interest on loans made under the New Credit Agreement’s Term Facility accrues, at Dealertrack’s option, at a rate per annum equal to (1) the ABR (as defined below) plus a margin ranging from 1.50% to 1.75% depending upon Dealertrack’s consolidated first lien leverage ratio or (2) LIBOR for an interest period to be selected by Dealertrack plus a margin ranging from 2.50% to 2.75% depending upon Dealertrack’s consolidated first lien leverage ratio. Interest on loans made under the New Credit Agreement’s Revolving Facility in U.S. Dollars accrues, at the Borrowers’ option, at a rate per annum equal to (1) the ABR plus a margin ranging from 0.50% to 1.25% depending upon Dealertrack’s consolidated first lien leverage ratio or (2) LIBOR for an interest period to be selected by Dealertrack plus a margin ranging from 1.50% to 2.25% depending upon Dealertrack’s consolidated first lien leverage ratio. Interest on loans made under the New Credit Agreement’s Revolving Facility in Canadian Dollars accrues at a rate per annum equal to (1) the ABR plus a margin ranging from 0.50% to 1.25% depending upon Dealertrack’s consolidated first lien leverage ratio or (2) the CDOR Rate (as defined below) for an interest period to be selected by Dealertrack plus a margin ranging from 2.50% to 2.75% depending upon Dealertrack’s consolidated first lien leverage ratio. The “ABR” is equal to (i) for loans denominated in U.S. Dollars, a fluctuating rate equal to the highest of (a) the prime rate, (b) ½ of 1% above the federal funds effective rate and (c) one-month LIBOR plus 1% and (ii) for loans denominated in Canadian Dollars, equal to the higher of (a) the Canadian prime rate and (b) the one-month CDOR Rate plus 1%. The “CDOR Rate” for any interest period is the rate equal to the sum of (a) the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m., Toronto local time, on such day and, if such day is not a business day, then on the immediately preceding business day (as adjusted by the Administrative Agent after 10:00 a.m., Toronto local time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest) plus (b) 0.10% per annum. Commitment fees on the unused portion of the Revolving Facility accrue at a rate per annum ranging from 0.25% to 0.375% depending upon Dealertrack’s consolidated first lien leverage ratio.

All obligations of Dealertrack under the New Credit Agreement are unconditionally guaranteed by substantially all of Dealertrack’s U.S. subsidiaries (the “U.S. Guarantors”), under the U.S. Guarantee and Collateral Agreement that was entered into by Dealertrack, the U.S. Guarantors and the Administrative Agent (the “U.S. Guarantee Agreement”). Pursuant to the U.S. Guarantee Agreement, the obligations of Dealertrack and the U.S. Guarantors under the New Credit Agreement and the related guaranties are secured by a first priority security interest in substantially all of the assets of Dealertrack and the U.S. Guarantors, subject to certain customary exceptions. All obligations of the Canadian Borrower under the New Credit Agreement will be unconditionally guaranteed by substantially all of Dealertrack’s Canadian subsidiaries (the “Canadian Guarantors”). The Canadian Borrower entered into (and future Canadian subsidiaries will be required to become party to) the Canadian Guarantee and Collateral Agreement with the Administrative Agent (the “Canadian Guarantee Agreement”). Pursuant to the Canadian Guarantee Agreement, the obligations of the Canadian Borrower under the New Credit Agreement are, and the obligations of any Canadian Guarantor under the related guaranties will be, secured by a first priority security interest in substantially all of the assets of the Canadian Borrower and the Canadian Guarantors, subject to certain customary exceptions.

The New Credit Agreement contains certain mandatory prepayments, representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The New Credit Agreement includes, for the benefit of the Revolving Facility only, a financial covenant (based on a maximum consolidated first lien leverage ratio). The New Credit Agreement also contains customary events of default including, but not limited to, the failure to make payments of interest or principal under the New Credit Agreement, the failure to comply with certain covenants and agreements specified in the New Credit Agreement for a period of time after notice has been provided, the failure to pay principal on certain other indebtedness, the acceleration of such other indebtedness and certain events of insolvency. If any event of default occurs, the principal, interest and any other monetary obligations on all the then outstanding amounts under the New Credit Agreement may become due and payable immediately.

The foregoing summary of the New Credit Agreement (and the U.S. Guarantee Agreement and the Canadian Guarantee Agreement) does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement (and the U.S. Guarantee Agreement and the Canadian Guarantee Agreement), a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

At 12:01 a.m., New York time, on March 1, 2014, Dealertrack completed the acquisition of Dealer Dot Com, Inc. (“DDC”) by means of a merger of Derby Merger Corp., a wholly-owned subsidiary of Dealertrack (“Merger Sub”), with and into DDC, with DDC being the surviving corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of December 19, 2013, by and among Dealertrack, Merger Sub, DDC, certain stockholders of DDC as listed on the signature pages thereto (“Sellers”), and Jason Chapnik, solely in his capacity as Sellers’ representative (“Representative”) (the “Merger Agreement”). As a result of the Merger, DDC is a wholly-owned subsidiary of Dealertrack. All terms not defined herein shall have the meaning as set forth in the Merger Agreement. The assets acquired by Dealertrack was the fully diluted equity of DDC, and DDC itself (including DDC's business and assets). The persons from whom such assets were acquired were the Sellers and all other equity holders of DDC.

In connection with the Merger, Dealertrack paid a purchase price as follows (1) the Cash Consideration (which was $620,000,000), (i) plus the Closing Cash, (ii) less the amount Closing Indebtedness, (iii) less the amount of Seller Expenses, (iv) plus the amount by which Closing Working Capital is greater than Target Working Capital, (v) less the amount by which Closing Working Capital is less than Target Working Capital and (vi) less the TRT Earnout Amount; plus (2) the Stock Consideration (which consisted of 8,715,000 shares of common stock, par value $0.01 per share, of Dealertrack (“Dealertrack Common Stock”), which valued at the Parent Market Price was $426,180,930) (clause (1) and (2) together, the “Merger Consideration”). The Cash Consideration was funded pursuant to the New Credit Agreement. The description of the New Credit Agreement under Item 1.01 of this current report on Form 8-K is incorporated herein by reference. Pursuant to the Merger Agreement, a subsequent adjustment to the Merger Consideration may be made after Closing based upon the final determination of the amounts of Closing Cash, Closing Indebtedness, Closing Working Capital and Seller Expenses, together with a calculation of the Cash Merger Consideration based on such amounts.

Dealertrack deposited a portion of the Merger Consideration payable at the Closing of the Merger into an escrow account (the “Escrow Account”) to serve as security for the benefit of Dealertrack and its affiliates for the indemnification obligations of the Sellers. Subject to any indemnification claims made on the Escrow Account, the Escrow Account will be released to the Sellers on the date that is the earlier of (x) the date on which one full audit cycle of Dealertrack is completed (which occurs in its entirety after the Closing) and (y) the 15 month anniversary of the Closing. For certain losses for breaches of fundamental representations, Dealertrack also has recourse to the Stock Consideration received by the Sellers within the first 180 days after the Closing. Dealertrack also agreed to indemnify the Sellers against certain losses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01, and the description of the New Credit Agreement under Item 1.01, of this Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the closing of the Merger and the payment by Dealertrack of the Merger Consideration, Dealertrack issued 8,715,000 shares of Dealertrack Common Stock to equity holders of DDC who were “accredited investors” as defined in Regulation D under the Securities Act of 1933, as amended. The issuance of Dealertrack Common Stock in the Merger was issued as a private placement and was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 1.01 and Item 3.02 of Dealertrack’s current report on Form 8-K filed on December 20, 2013, contains a detailed description of the nature of the transaction (including as to the nature and aggregate consideration received by Dealertrack) pursuant to which the Dealertrack Common Stock is being issued, and such description such Item 1.01 and such Item 3.02 is incorporated into this Item 3.02 by reference. The nature and aggregate amount of consideration received by Dealertrack for the issuance of the Dealertrack Common Stock is the fully diluted equity of DDC, and DDC itself (including DDC's business and assets). The information in Item 2.01 of this current report on Form 8-K is also incorporated by reference herein.

Item 8.01 Other Information.

On March 3, 2014, Dealertrack issued a press release relating to the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K.

(b) Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1	AGREEMENT AND PLAN OF MERGER (incorporated by reference to Exhibit 2.1 to Dealertrack’s Form 8-K filed on December 20, 2013)
10.1	CREDIT AGREEMENT (including the U.S. Guarantee Agreement and the Canadian Guarantee Agreement)
99.1	PRESS RELEASE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2014

Dealertrack Technologies, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Executive Vice President, Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	AGREEMENT AND PLAN OF MERGER (incorporated by reference to Exhibit 2.1 to Dealertrack’s Form 8-K filed on December 20, 2013)
10.1	CREDIT AGREEMENT (including the U.S. Guarantee Agreement and the Canadian Guarantee Agreement)
99.1	PRESS RELEASE